Exhibit 10.25.8

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.   [***]  INDICATES THAT INFORMATION HAS BEEN REDACTED.

EIGHTH AMENDMENT TO LEASE

This Eighth Amendment to Lease (this “Amendment”) is executed as of November   , 2012 (the “Eighth Amendment Date”), between 800 NTCC, LLC, a Delaware limited liability company (“Landlord”), successor in interest, and QUICKEN LOANS INC., a Michigan corporation (“Tenant”).

RECITALS:

WHEREAS, Landlord’s predecessors-in-interest, and Tenant have heretofore entered into a certain Lease dated as of July 6, 2004 (the “Original Lease”), which Original Lease was amended by that certain First Amendment to Lease dated July 13, 2005, by that certain Second Amendment to Lease dated October 31, 2005, by that certain Third Amendment to Lease dated October 10, 2006, by that certain Fourth Amendment to Lease dated as of March 21, 2007, by that certain Fifth Amendment of Lease dated as of May 4, 2009 (the “Fifth Amendment”), by that certain Sixth Amendment to Lease dated April 30, 2012 (the “Sixth Amendment”) and by that certain Seventh Amendment to Lease dated May 25, 2012 (the Original Lease, as heretofore modified, is hereinafter collectively referred to as the “Lease”), pursuant to which Landlord’s predecessors-in-interest leased to Tenant and Tenant did hire from Landlord’s predecessor-in interest, certain premises comprising portions of the first (1st) floor deemed to consist of 7,048 rentable square feet in the aggregate (the “First Floor Space”), an additional 30,389 rentable square feet of space on the fifth (5th) floor (the “Fifth Floor M-T-M Space”) and an additional 29,351 rentable square feet on the third (3rd) floor (the “Third Floor M-T-M Space”) of the building known as 800 Tower Drive, Troy, Michigan (the “Building”), upon and subject to all of the terms, covenants and conditions as are more particularly described in the Lease;

WHEREAS, Tenant would like to extend the Term of the Lease for the First Floor Space and Tenant would like to lease an additional 8,265 rentable square feet of space on the first (1st) floor of the Building in Suite 110, as depicted on Exhibit A attached hereto (hereinafter referred to as the “Expansion Premises”); and

WHEREAS, Landlord and Tenant desire to confirm their understandings with regard to the Expansion Premises and the extension of the Term in accordance with the terms and conditions contained herein.

AGREEMENTS:

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

1.                                      Recitals. The foregoing recitals are incorporated herein and made a part hereof as if fully set forth.

2.                                      Expansion Premises / Tenant’s Share / Acceptance. Beginning on the Effective Date, defined herein, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Expansion Premises on the terms and conditions of the Lease, as modified hereby.

Except as otherwise provided herein, Tenant’s Share for the Expansion Premises shall be 3.89%, which is the percentage obtained by dividing the number of rentable square feet in the Expansion Premises (8,265 RSF) by the number of rentable square feet in the Building (212,248 RSF). Tenant hereby accepts the Expansion Premises in its current “AS-IS” condition and Landlord shall not be required to perform any demolition work or tenant-finish work therein or to provide any allowances therefor. The First Floor Space, Expansion Premises, Third Floor M-T-M Space and Fifth Floor M-T-M Space are sometimes hereinafter referred to collectively as the “Premises.”

3.                                      Term of the Lease for the First Floor Space and Expansion Premises. The Term of the Lease for the Expansion Premises and the First Floor Space only shall be extended to the date that is sixty-six (66) complete calendar months from the Effective Date (the “Extension Term”). The “Effective Date” is defined as the earlier of (i) the date Tenant substantially completes Tenant’s Work in the Expansion Premises and begins conducting business therein, or (ii) the date that is ninety (90) days following the Eighth Amendment Date.

4.                                              Ratification. Tenant shall execute and deliver to Landlord a ratification letter within thirty (30) days of receipt of the same from Landlord, which shall confirm (i) the new Expiration Date, (ii) the Effective Date, (iii) Tenant has accepted the Expansion Premises, (iv) the Rental schedule dates for the Expansion Premises and First Floor Space, and (v) that Landlord has performed all obligations with respect to the Expansion Premises.

5.                                      Rental for Expansion Premises. Beginning on the Effective Date, Tenant shall pay Rental for the Expansion Premises throughout the Extension Term, pursuant to the following schedule:

Based on 8,265 RSF

Period	S/RSF	Monthly
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

* Notwithstanding anything in this Amendment to the contrary, so long as no default exists under the Lease, Tenant shall be entitled to an abatement of Rental for the Expansion Premises Rental only during the period beginning on the Effective Date and ending six (6) months thereafter (the “Rental Abatement Period”). The total amount of Rental abated during the Rental Abatement Period equals [***] (the “Abated Rental”). If Tenant defaults at any time during the Term and fails to cure such default within any applicable cure period under the Lease, all Abated Rental shall immediately become due and payable. The payment by Tenant of the Abated Rental in the event of a default shall not limit or affect any of Landlord’s other rights, pursuant to the Lease or at law or in equity. During the Rental Abatement Period, only Rental for the Expansion Premises shall be abated and Tenant shall continue to pay for Rental for the First Floor Space, the Third Floor M-T-M Space and the Fifth

Floor M-T-M Space and for all utilities, additional rent and Tenant’s Share of Excess Expenses and Taxes pursuant to the Lease as amended hereby, subject to Tenant’s early termination rights for the Third Floor M-T-M Space and the Fifth Floor M-T-M Space.

6.                                              Rental for First Floor Space. Tenant shall continue to pay Rental for the First Floor Space through and including December 31, 2014 pursuant to the terms and conditions of the Lease. Beginning January 1, 2015, Tenant shall pay Rental for the First Floor Space, for the remainder of the Extension Term, at the rate per square foot then in effect for the Expansion Premises. The final schedule of Rental for the First Floor Space shall be ratified per the ratification letter referenced in paragraph 2 of this Amendment.

7.                                              Existing Rent Obligations. Tenant’s obligation to pay Rent under the Lease with respect to the First Floor Space, the Third Floor M-T-M Space and the Fifth Floor M-T-M Space shall continue at all times during the performance of the Tenant Work, subject to Tenant’s early termination rights for the Third Floor M-T-M Space and the Fifth Floor M-T-M Space. Tenant hereby acknowledges that no interference to Tenant’s business operations due to the performance of the Tenant Work shall entitle Tenant to any abatement of Rent.

8.                                              Base Expenses and Base Taxes. Beginning on the Effective Date, Tenant shall pay Tenant’s Share of Excess Expenses and Taxes over a new Base Expenses and Base Taxes 2013 calendar year. Paragraphs 1(h) and l(i) of the Lease are hereby amended accordingly.

9.                                              Condition of Premises Upon Expiration Of Lease. Landlord and Tenant acknowledge and agree that the First Floor Space and Expansion Premises will be used by Tenant as a computer room throughout the Term and Extension Term. Upon expiration or earlier termination of the Lease, Tenant, at its sole cost and expense and except as otherwise provided below, shall remove all of its personal property, trade fixtures and equipment (collectively, “Tenant’s Property”) from the Expansion Premises subject to Landlord’s reasonable requirements (the “Surrender Condition”) and as otherwise provided herein. Tenant shall repair any damage to the Building and/or exterior portions thereof caused by the removal of Tenant’s Property. Additionally, Tenant shall bear all cost and expense related to surrender of the Expansion Premises. If Tenant removes Tenant’s Property from the exterior portions of the Building, the Surrender Condition shall also include the reseeding and planting of sod and any other foliage or greenery, as reasonably directed by Landlord, following the removal of the exterior generator(s), HVAC and fans, including, without limitation, the removal of any concealment. Landlord and Tenant specifically agree that absent a mutual agreement otherwise, the Surrender Condition of the Expansion Premises shall include the following at Tenant’s sole cost and expense: (i) the perimeter walls inside the Expansion Premises which are being installed will be removed by Tenant, and (ii) the raised floor will be removed. Landlord acknowledges and agrees that Tenant shall have no responsibility to remove, repair or replace the following improvements in the Expansion Premises: (i) the newly installed ceiling grid, (ii) the existing bathrooms that are being removed will not need to be replaced by Tenant, and (iii) the existing cement floor, which exists as of the date of this Amendment, shall remain as-is.

10.                                       Electrical Charges for Expansion Premises / Utilities. Landlord and Tenant agree that commencing on the Effective Date, in addition to the total Rent set forth herein and those electric charges owed to Landlord with respect to the First Floor Space and the Third and

Fifth Floor M-T-M Spaces, Tenant shall also pay for all electricity charges related to Tenant’s use of the Expansion Premises as reflected on that separate meter related to the Expansion Premises, which meter shall be part of the Tenant Work to be paid for by Tenant. In addition to said electrical charges for the Expansion Premises, Tenant shall pay Landlord for use of the HVAC System for the Expansion Premises in excess of the time periods of Monday - Friday 8:00 a.m. through 8:00 p.m. and Saturday 8:00 a.m. to 3:00 p.m. Said HVAC overtime rate shall be $75.00 per hour per zone of the Premises which charge shall increase 5% annually. In addition to the electrical costs set forth herein, Tenant shall also pay the cost of all utilities used in the First Floor Space and Expansion Premises. Tenant acknowledges and agrees that, in the event Tenant only leases the First Floor Space and Expansion Premises and the Third and Fifth Floor M-T-M Spaces are not occupied by Tenant, the hours Landlord will be required to provide HVAC to the First Floor Space and Expansion Premises shall be limited to 8:00 a.m. through 6:00 p.m. Monday - Friday and 8:00 a.m. to 1: 00 p.m. Saturday; provided, however, in such event, thereafter Tenant shall only be responsible for the HVAC overtime rate applicable to the single zone for the First Floor Space and Expansion Premises.

11.                               Additional Service. In the event Landlord is able to lease any of the presently vacant space within the Building to other tenants and the Additional Service (as defined below), becomes necessary, in Landlord’s reasonable opinion, Landlord shall provide Tenant with written notice of such event and Tenant shall have no less than 90 days to purchase and install the Additional Service as set forth below. In the event Tenant is diligently pursuing such Additional Service and, through no fault of Tenant, is unable to procure or have the Additional Service installed in 120 days from Tenant’s receipt of Landlord’s written notice, Landlord may intervene on Tenant’s behalf to purchase and install the Additional Service at Tenant’s sole cost; provided, however, Tenant’s liability for such cost shall be limited to the actual cost contracted for by Tenant. Tenant, at its sole cost and expense, shall purchase and install the infrastructure, equipment, metering, cabling, connections etc. necessary to provide additional electrical service to accommodate Tenant’s First Floor Space and Expansion Premises data center usage (“Additional Service”) in an amount reasonably specified by Landlord in Landlord’s notice. Landlord acknowledges that the Additional Service will be dedicated to Tenant and is being installed solely for Tenant’s excess electric needs. The Additional Service and all related equipment and cabling will immediately become Landlord’s property and at the end of the Term will remain on the Premises and in the Building without compensation to Tenant. Landlord shall be responsible for maintaining the Additional Service. Tenant, at its sole cost, will work with the appropriate utility company and Landlord to provide an additional transformer, switchgear and/or other related equipment for the Additional Service, subject to Landlord’s review and approval, not to be unreasonably withheld or delayed. In addition to any other electric costs to be paid by Tenant in the Lease, the submeter for the Additional Service shall be read by Landlord or Landlord’s designee and Tenant shall pay to Landlord, as Landlord shall direct, the cost of such service based on rates which shall not exceed the rates which the municipality or public utility would have charged Tenant had the same been directly furnished by it to Tenant, including all adjustment charges, demand charges and taxes.

12.                               Janitorial. Tenant, at its sole cost and expense, shall provide janitorial services to the First Floor Space and the Expansion Premises in accordance with the Building Rules and Regulations and the provisions of this Paragraph 12. The persons employed to provide janitorial service must be acceptable to Landlord (the “Janitorial Company”) and Landlord shall have the right to review and approve the contract for janitorial services between the Janitorial Company and Tenant. The Janitorial Company must be a locally recognized service, whose primary business is the performing of janitorial services. The Janitorial Company must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any janitorial operations. Insurance must be sufficient, in Landlord’s reasonable opinion, to cover all personal liability, property damage, theft or damage to the Project. Landlord will not be responsible for loss of or damage to any property from any cause arising out of the terms of this paragraph, and all damage done to the Building, Expansion Premises, First Floor Space or the Project by the Janitorial Company will be repaired at the expense of Tenant.

13.                               HVAC System/Backup Generator. Beginning on the Eighth Amendment Date:

(a)                                 Tenant shall have the right to install, outside the Building, additional cooling fans and HVAC (the “Additional HVAC”) to serve the Expansion Premises. The Additional HVAC shall be installed in the area depicted on Exhibit B, attached hereto and shall be connected to the Building in accordance with plans to be approved by Landlord, which plans shall be made a part hereof. Tenant shall obtain, at Tenant’s sole cost and expense, all necessary governmental approvals and permits relating to the installation and operation of the Additional HVAC and shall keep current such approvals and permits and give Landlord true and complete copies thereof after Tenant receives any such updated permit or approval.

(b)                                 Paragraphs 51(b) and (c) of the Lease and Second Amendment to 800 Tower Drive Lease shall apply to the Additional HVAC. All references to ‘Backup Generators’ in Paragraph 51(b) and (c), for purposes of this subparagraph only, shall refer to the ‘Additional HVAC and Tenant shall abide by such paragraphs when installing, maintaining, or removing the Additional HVAC.

(c)                                  Paragraphs 51(b) and (c) of the Lease and Second Amendment to 800 Tower Drive Lease shall apply to any additional Backup Generator(s) to be installed at the Building and Tenant shall abide by such paragraphs when installing, maintaining, or removing any additional Backup Generators.

(d)                                 Nothing in this Amendment shall modify Tenant’s rights to the Reimbursement Amount (as defined in Paragraph 6 of the Sixth Amendment) or Tenant’s rights to re-wire the generators (as provided in Paragraph 10(i) of the Fifth Amendment).

14.                               Expansion Premises Space Tenant Work.

(a)                                 Tenant acknowledges and agrees that Tenant is taking the Expansion Premises in its “AS IS” “WHERE IS” condition and Landlord is not providing or performing any work in regard to said Expansion Premises;

(b)                                 The Work to be performed in the Expansion Premises and the exterior of the Building shall be performed by the contractor mutually selected by Landlord and Tenant, at Tenant’s sole cost and expense, pursuant to Exhibit C, attached hereto.

15.                                       Signage. Notwithstanding anything to the contrary contained in the Lease, Tenant’s leasing of the Expansion Premises shall not provide Tenant any exterior Building signage rights; provided, however, Landlord agrees to provide Tenant, at Landlord’s cost and expense, with Building standard signage outside of Tenant’s suite.

16.                                       Brokerage. Landlord and Tenant each warrant to the other that neither have dealt with any broker or agent in connection with the negotiation or execution of this Amendment except for Tenant’s broker, Bedrock Real Estate Services (“Broker”), which fees, if any, shall be the sole responsibility of Landlord. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

17.                                       Prohibited Persons and Transactions. Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

18.                                       Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State in which the Premises are located.

19.                                       Capitalized Terms. Any capitalized term not defined in this Amendment shall have the meaning assigned to it in the Lease.

20.                                       Ratification. Tenant hereby ratifies and confirms their obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

21.                                       Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

**REMAINDER OF PAGE INTENTIONALLY BLANK - SIGNATURES FOLLOW**

Executed as of the date first witten above.

LANDLORD:	800 NTCC, LLC,
a Delaware limited liability company
		By:	North Troy Corporation Park LLC
		Its:	Sole Member

			By:	FriedmanNorth Troy Corporate Park LLC
			Its:	Administrative Member

			By:	s/ David B. Friedman
David B. Friedman
			Its:	Manager

TENANT:	QUICKEN LOANS INC.,
a Michigan corporation

	By:	/s/ William C. Emerson
		Name:	William C. Emerson
		Its:	Chief Executive Officer

EXHIBIT C

Workletter

This Exhibit is attached to and made a part of the Eighth Amendment to Lease by and between 800 NTCC, LLC (“Landlord”) and Quicken Loans, Inc. (“Tenant”) for Expansion Premises in the Building located at 800 Tower Drive, Troy, MI.

1.                                      Acceptance of Premises. Except as set forth in this Exhibit, Tenant accepts the Expansion Premises, First Floor Space, and Third and Fifth Floor M-T-M spaces in their “AS-IS” condition on the date that this Amendment is entered into, subject to Tenant’s early termination rights for the Third and Fifth Floor M-T-M Space(s).

2.                                      Space Plans.

(i)                                     Preparation and Delivery. On or before the tenth (10th) business day following the Eighth Amendment Date (“Space Plans Delivery Deadline”), Tenant shall deliver to Landlord a space plan prepared by Integrated Design Solutions or another design consultant reasonably acceptable to Landlord (the “Architect”) depicting improvements to be installed in the Expansion Premises (the “Space Plans”).

(ii)                                  Approval Process. Landlord shall notify Tenant whether it approves of the submitted Space Plans within five (5) business days after Tenant’s submission thereof. If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three (3) business days after such notice, revise such Space Plans in accordance with Landlord’s objections and submit to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within three (3) business days after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Landlord and Tenant. If Landlord fails to notify Tenant that it disapproves of the initial Space Plans within five (5) business days (or, in the case of resubmitted Space Plans, within three (3) business days) after the submission thereof, then Landlord shall be deemed to have approved the Space Plans in question.

3.                                      Working Drawings.

(i)                                     Preparation and Delivery. On or before the tenth (10th) business day following the date on which the Space Plans are approved (or deemed approved) by Landlord and Tenant (the “Working Drawings Delivery Deadline”). Tenant shall provide to Landlord for its approval final working drawings, prepared by the Architect, of all improvements that Tenant proposes to install in the Expansion Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this

Exhibit in accordance with all applicable Laws.

(ii)                                  Approval Process. Landlord shall notify Tenant whether it approves of the submitted working drawings within ten (10) business days after Tenant’s submission thereof. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three (3) business days after such notice, revise such working drawings in accordance with Landlord’s objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within five (5) business days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord. If Landlord fails to notify Tenant that it disapproves of the initial working drawings within ten (10) business days (or, in the case of resubmitted working drawings, within five (5) business days) after the submission thereof, then Landlord shall be deemed to have approved the working drawings in question.

4.                                      Tenant’s General Contractor. Tenant shall enter into a construction contract with a contractor mutually agreeable to Landlord and Tenant, in a form acceptable to Tenant’s representative for the Work.

5.                                      Definitions. As used herein, “Work” shall mean all Building-standard improvements to be constructed in accordance with and as indicated herein and set forth on the Working Drawings together with any work required by governmental authorities to be made to the Premises and other areas of the Building as a result of the improvements indicated on the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Landlord’s contractor shall cause the Work to be performed in substantial accordance with the Working Drawings. As used herein “Substantial Completion and any derivations thereof mean the Work in the Expansion Premises is substantially completed (as reasonably determined by Landlord) in substantial accordance with the Working Drawings and issuance of a temporary or permanent certificate of occupancy. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed by Landlord. “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems; and ‘Laws’ means all federal, state, and local laws, rules and regulations, all court orders, governmental directives, and governmental orders, and all restrictive covenants affecting the Building, and ‘Law’ shall mean any of the foregoing.

6. Cost of the Work. The entire cost of performing the Work (including design of and space planning for the Work and preparation of the Working Drawings and the final “as-built” plan of the Work, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, licenses, permits, and certifications, surveys and other approvals required by Law, all of which costs are herein collectively called the “Total Construction Costs”) shall be paid by Tenant. Upon approval of the Working Drawings, Tenant shall promptly execute a work order agreement which identifies such drawings and itemizes the Total Construction Costs.

7.                                      Change Orders. Tenant may initiate changes in the Work. All such Tenant initiated changes shall be performed on a proposal basis at Tenant’s sole cost and expense as provided in this Paragraph. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, (a) if such requested change would adversely affect (in the reasonable discretion of Landlord) (1) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (2) the exterior appearance of the Building, or (3) the appearance of the Building’s common areas or elevator lobby areas, the Landlord may withhold its consent in its reasonable discretion. If Tenant requests any changes to the Work, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change, including Tenant furnishing to Landlord an accurate architectural “as-built” plan of the Work as constructed, shall be paid for by Tenant 50% upon requesting the change order and 50% upon completion of the change order.

8.                                      Walk-Through; Punchlist. When Landlord’s contractor reasonably considers the Work in the Expansion Premises to be Substantially Completed, Landlord will notify Tenant and within three (3) business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Expansion Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punch-list items. The punch-list items shall be conclusively deemed approved by Tenant and Landlord shall have no further obligations to complete the punch-list items if Tenant is unavailable to conduct a walk-through of me Expansion Premises within ten (10) business days of (i) Landlord’s notification of Substantial Completion of the Work, and/or (ii) Landlord’s notification of completion of the punch-list items after Tenant’s initial walk-through. Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punch-list items within thirty (30) days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items.

9.                                      Construction Management. Subject to the provisions of this Exhibit and the Lease, Landlord or its affiliate or agent may, perform any of the following: perform the Work, supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building, and the Building’s Systems. In the event Tenant elects to use a contractor for the Work other than Landlord’s contractor, (i) Tenant shall pay to Landlord’s contractor a construction supervision fee equal to $2,500, and (ii) Tenant shall sign a separate work letter setting forth the rules and regulations for the performance of the Work, method of payment of the outside contractor, etc.

10.                               Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Mr. Jim Parrinello - c/o FCDC
34975 W. 12 Mile Road, Suite 100
Farmington Hills, MI 48331
Telephone: 248-848-1249
E-Mail: james.parrinello@freg.com

Tenant’s Representative:	Bedrock Real Estate Services
1092 Woodward Avenue
Detroit, MI 48226
Attn: John Olszewski
Telephone: 313.373.8700
Email: John01szewski@bedrockmgt.com

11.                               Miscellaneous. To the extent not inconsistent with this Exhibit, the Lease and Eighth Amendment to Lease shall govern Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

Acknowledged and agreed to:

TENANT:	QUICKEN LOANS INC.,
a Michigan corporation

	By:	/s/ William C. Emerson
	Name:	William C. Emerson
	Its:	Chief Executive Officer